UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2020

Waddell & Reed Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue, Overland Park, Kansas 66202

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: (913) 236-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	WDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2020, Waddell & Reed Financial, Inc., a Delaware corporation (the “Company”), Macquarie Management Holdings, Inc., a Delaware corporation (“Parent”), Merry Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and (solely for limited purposes) Macquarie Financial Holdings Pty Ltd, an Australian proprietary company formed under the laws of the Commonwealth of Australia, entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the acquisition of the Company by Parent.

The Merger Agreement provides that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. Concurrently with the execution of the Merger Agreement, Parent entered into a stock and asset purchase agreement (the “Wealth Management Purchase Agreement”) with LPL Holdings, Inc., a Massachusetts corporation (“LPL”), pursuant to which LPL has agreed, among other things, to acquire from Parent the Company’s wealth management business substantially concurrently with or immediately after the Effective Time, on the terms and subject to the conditions set forth in the Wealth Management Purchase Agreement (the purchase of the Company’s wealth management business and the transactions contemplated by the Wealth Management Purchase Agreement being the “Wealth Management Transactions”).

Pursuant to the Merger Agreement, each share of Class A Common Stock of the Company, par value $0.01 (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock directly owned and held by Parent or Merger Sub) will be converted into the right to receive $25.00 per share in cash, without interest (the “Merger Consideration”) and subject to any withholding of taxes required by applicable law in accordance with the Merger Agreement.

In connection with the Merger, each restricted stock unit (each, a “Company RSU”) that was granted under the Waddell & Reed Financial, Inc. Cash Settled RSU Plan, as amended and restated, effective February 19, 2020, or the Waddell & Reed Financial, Inc. Stock Incentive Plan, as amended and restated (the “Company Stock Incentive Plan”), whether vested or unvested, will terminate and be cancelled as of immediately prior to the Effective Time and be converted into the right to receive a cash payment equal to (i) (A) the Merger Consideration, multiplied by (B) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time, plus (ii) the amount of any accrued but unpaid dividend equivalent rights under such Company RSU, net of any taxes withheld pursuant to the Merger Agreement.

In addition, immediately prior to the Effective Time, each share of Company Common Stock granted or issued under the Company Stock Incentive Plan that is subject to vesting or other forfeiture conditions or repurchase by the Company (“Company Restricted Stock”) will vest in full and any forfeiture restrictions applicable to such Company Restricted Stock will immediately lapse. By virtue of the Merger, and without any action on the part of the holder thereof, each share of Company Restricted Stock will be treated as a share of Company Common Stock for all purposes of the Merger Agreement, including the right to receive the Merger Consideration in accordance with the terms thereof, less applicable taxes required to be withheld with respect to such vesting.

The parties’ obligation to consummate the Merger is subject to the satisfaction or waiver of conditions set forth in the Merger Agreement, including: (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding Company Common Stock entitled to vote thereon; (ii) the expiration or earlier termination of the waiting periods applicable to the Merger and the Wealth Management Transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the absence of any law, injunction or governmental order prohibiting the Merger; (iv) the absence of any law, injunction or governmental order initiated by a governmental entity prohibiting the Wealth Management Transactions; (v) the expiration, termination or receipt of other regulatory waiting periods or consents, non-objections or approvals relating to the Merger or the Wealth Management Transactions; (vi) the accuracy of the parties’ representations and warranties contained in the Merger Agreement to the standards set forth in the Merger Agreement; (vii) the parties’ performance of their respective obligations under the Merger Agreement in all material respects on or prior to the closing of the transactions contemplated under the Merger Agreement; (viii) no material adverse effect with respect to the Company having occurred since the signing of the Merger Agreement; (ix) the receipt of consent of advisory clients and funds representing a Closing Revenue Run Rate (as defined in the Merger Agreement) of at least 65% of the Base Date Revenue Run Rate (as defined in the Merger Agreement), as specifically calculated in the Merger Agreement (the “Client Consent Percentage”); and (x) the Adjusted Assets Under Administration attributable to Clients of Company Advisors and Company Subsidiaries (each as defined in the Merger Agreement) as of five business days prior to the closing date of the Merger representing at least 40% of Base Date Assets Under Administration (as defined in the Merger Agreement), subject to certain qualifications and exceptions as set forth in the Merger Agreement (the “Company Advisor Percentage”).

The Company and Parent have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to the conduct of the Company’s business between the signing of the Merger Agreement and the closing of the transactions contemplated under the Merger Agreement. The representations and warranties made by the Company and Parent are qualified by disclosures made in their respective disclosure schedules, and the representations and warranties made by the Company are further qualified by disclosures made in its filings with the U.S. Securities and Exchange Commission (“SEC”).

Subject to the terms and conditions of the Merger Agreement, each of the Company and Parent has also agreed to use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, and assist the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate the Merger, the other transactions contemplated by the Merger Agreement and the Wealth Management Transactions.

The Merger Agreement also contains covenants by the Company not to participate in any discussions or negotiations with any person making any proposal for an alternative transaction, and requiring the board of directors of the Company (the “Company Board”) to recommend to its stockholders that they adopt the Merger Agreement, in each case subject to certain exceptions. The Company Board may change its recommendation in certain circumstances specified in the Merger Agreement in response to an unsolicited superior proposal for an alternative transaction or following an intervening event.

The Merger Agreement contains certain termination rights for the Company and Parent, including the right of the Company to terminate the Merger Agreement to accept a superior proposal, subject to specified limitations, and provides that, upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee equal to $47,000,000. Subject to certain limitations, either party may also terminate the Merger Agreement if the Merger is not consummated by December 2, 2021 (the “Outside Date”), which date may be extended by Parent or the Company for a period of up to three months in specified circumstances.

The Merger Agreement provides that if Parent or the Company terminate the Merger Agreement as a result of the Merger not being consummated on or prior to the Outside Date and all conditions to the obligations of Parent and Merger Sub to effect the Merger have been satisfied, other than meeting the required threshold for the Client Consent Percentage and delivery of the Company officer’s certificate with respect thereto, and other than those conditions that by their nature are to be satisfied (and are able to be satisfied) on the closing of the Merger, Parent will be required to pay the Company a termination fee equal to $125,000,000, which fee is reduced to $94,000,000 if the aggregate Base Date Revenue Run Rate calculated as of the date immediately prior to the date of such termination and including only the Consenting Clients (as defined in the Merger Agreement), excluding the assets of certain institutional clients, is less than 65% of the aggregate Base Date Revenue Run Rate of all Clients, excluding the assets of certain institutional clients.

In addition, the Merger Agreement provides that if Parent or the Company terminate the Merger Agreement as a result of the Merger not being consummated on or prior to the Outside Date and all conditions to the obligations of Parent and Merger Sub to effect the Merger have been satisfied, other than meeting the required threshold for the Company Advisor Percentage and delivery of the Company officer’s certificate with respect thereto, and other than those conditions that by their nature are to be satisfied (and are able to be satisfied) on the closing of the Merger, Parent will be required to pay the Company a termination fee equal to $125,000,000. Parent is also required to pay the Company a termination fee equal to $125,000,000 in the event Parent or the Company terminate the Merger Agreement as a result of governmental injunctions or restraints or the failure to obtain certain regulatory approvals, in each case relating to the Wealth Management Transactions.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 2, 2020, the Company Board approved a form of Change of Control Retention and Severance Agreement (the “Change of Control Agreement”) and authorized the Company to enter into such agreement with certain executives of the Company, including the Company’s Chief Executive Officer, Philip J. Sanders; the Company’s President, Brent K. Bloss; the Company’s Senior Vice President and Chief Financial Officer, Benjamin R. Clouse; the Company’s Senior Vice President and Chief Investment Officer, Daniel P. Hanson; and the Company’s Senior Vice President–Wealth Management and President, Waddell & Reed, Inc., Shawn M. Mihal (each of whom is a named executive officer of the Company).

The Change of Control Agreement provides for the following retention and severance payments to the executives:

(a)        A cash retention bonus (the “Retention Bonus”), calculated as described below, that is payable to the executive in a single lump sum immediately prior to the Effective Time if (i) the executive remains continuously employed until the date on which the Merger is consummated (the “Closing Date”) or (ii) the executive’s employment terminates before the Closing Date due to his death or disability.

(b)       A cash payment equal to the executive’s target annual cash incentive opportunity for the 2021 calendar year, prorated through the date of a qualifying termination (defined below) (the “Prorated 2021 Target STI Payment”). An executive’s Prorated 2021 Target STI Payment is payable to the executive in a single lump sum on or before March 15, 2022, provided the executive remains continuously employed until the Closing Date or his employment terminates before the Closing Date due to his death or disability.

(c)       A cash severance payment (the “Severance Payment”) payable to the covered executive in a single lump sum if the executive incurs a qualifying termination (defined below) of employment within 24 months following the Effective Time. An executive’s Cash Severance is equal to his highest annual base salary during the period that begins on December 2, 2020, and ends on the date of his qualifying termination. For this purpose, a “qualifying termination” means the executive’s employment is terminated (i) by the Company (or its successor) other than for “cause,” (ii) by the executive for “good reason,” or (iii) due to the executive’s death or disability. The Change of Control Agreement conditions receipt of the Severance Payment on the executive entering into a release of claims in favor of the Company.

The amount of an executive’s Retention Bonus is the amount equal to the sum of his “fixed retention bonus”, “at-risk retention bonus”, and “at-risk additional bonus”, each as described below.

An executive’s “fixed retention bonus” is the amount equal to the sum of his (a) annual base salary in effect on December 2, 2020, (b) target annual cash incentive opportunity for the 2020 calendar year (“2020 Target Cash Bonus Opportunity”), (c) target annual long-term incentive opportunity for the 2021 calendar year, prorated through the Closing Date (the “Prorated 2021 Target LTI Payment”), and (d) $50,000.

An executive’s “at-risk retention bonus” is a performance-based bonus in the target amount (which is also the maximum amount) equal to the sum of the executive’s annual base salary in effect on December 2, 2020, and his 2020 Target Cash Bonus Opportunity. Seventy-five percent (75%) of the executive’s at-risk retention bonus will be determined based on the amount by which the Client Consent Percentage and the Company Advisor Percentage, each as determined pursuant to the Merger Agreement, exceed 65% and 40%, respectively. The remaining twenty-five percent (25%) of the executive’s target at-risk retention bonus will be determined based on the executive’s individual performance during the period that begins on December 2, 2020, and ends three days before the Closing Date (or, if earlier, the executive’s termination due to his death or disability), as determined by the Company’s Chief Executive Officer and Parent in their good faith discretion.

A covered executive’s “at-risk additional bonus” is a performance-based bonus in the target amount (which is also the maximum amount) equal to $1,042,800 for Mr. Sanders, $766,400 for Mr. Bloss, $288,599 for Mr. Clouse, $638,000 for Mr. Hanson, and $198,661 for Mr. Mihal, which target amounts were approved by the Company Board in connection with its approval of the Change of Control Agreement. Seventy-five percent (75%) of each executive’s at-risk additional bonus will be determined based on the amount by which the Client Consent Percentage and the Company Advisor Percentage, each as determined pursuant to the Merger Agreement, exceed 65% and 40%, respectively. The remaining twenty-five percent (25%) of the covered executive’s at-risk additional bonus will be determined based on the covered executive’s individual performance during the period that begins on December 2, 2020, and ends three days before the Closing Date (or, if earlier, the executive’s termination due to his death or disability), as determined by the Company’s Chief Executive Officer and Parent in their good faith discretion.

The Change of Control Agreement also includes a provision providing that if any payments to be made to the executive, whether under the agreement or otherwise, would subject the executive to the excise tax on so-called “golden parachute payments” in accordance with Sections 280G or 4999 of the Internal Revenue Code, then the payments will be reduced to the extent necessary to avoid the excise tax. Similarly, if any of the payments payable to the executive after the Effective Time, whether under the agreement or otherwise, which are subject to Part 2D.2 of the Australian Corporations Act of 211 (Cth) (the “Corporations Act”) exceed the amount that is permitted to be paid to the executive under the Corporations Act, then such payment will be reduced to the greatest amount that is permitted to be paid to the executive.

The foregoing description of the Change of Control Agreement is qualified in its entirety by the terms of the form of Change of Control Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of December 2, 2020, by and among Macquarie Management Holdings, Inc., Merry Merger Sub, Inc., Waddell & Reed Financial, Inc. and (solely for purposes of Section 9.15) Macquarie Financial Holdings Pty Ltd.

10.1	Form of Change of Control Retention and Severance Agreement

104	Cover Page Interactive Data File (embedded as Inline XBRL and contained in Exhibit 101)

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding the Company’s business and industry in general. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by the Company or on its behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to the impact of the COVID-19 pandemic and related economic conditions, as well as the factors discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Important transaction-related and other risk factors that may cause such differences include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the transaction closing conditions may not be satisfied in a timely manner or at all, including due to the failure to obtain the Company’s stockholder approval and regulatory and client approvals; (iii) the announcement and pendency of the merger may disrupt the Company’s business operations (including the threatened or actual loss of advisors, employees, clients or suppliers); and (iv) the Company could experience financial or other setbacks if the transaction encounters unanticipated problems.

Other important factors that may affect the Company’s future operating results, include, but are not limited to: (i) the loss of existing distribution relationships or inability to access new distribution relationships;(ii) a reduction in assets under the Company’s management on short notice, through increased redemptions in the Company’s distribution channels or its Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with the Company or shifting their funds to other types of accounts with different rate structures; (iii) the adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body; (iv) changes in the Company’s business model, operations and procedures, including the Company’s methods of distributing its proprietary products, as a result of evolving fiduciary standards; (v) the introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of the Company’s financial advisors at the federal or state level for employment tax or other employee benefit purposes; (vi) a decline in the securities markets or in the relative investment performance of the Company’s Funds and other investment portfolios and products as compared to competing funds; (vii) the Company’s inability to reduce expenses rapidly enough to align with declines in its revenues due to various factors, including fee pressure, the level of the Company’s assets under management or its business environment; (viii) non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies; (ix) the Company’s inability to attract and retain senior executive management and other key personnel to conduct its wealth management and investment management business; (x) a failure in, or breach of, the Company’s operational or security systems or its technology infrastructure, or those of third parties on which the Company relies; and (xi) the Company’s inability to implement new information technology and systems, or its inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings the Company makes with the SEC, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to the Company’s Annual Report on Form 10 K for the year ended December 31, 2019 and as updated in its quarterly reports on Form 10-Q for the year ending December 31, 2020. Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed merger, the Company will file with the SEC and furnish to its stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are or will be available free of charge through the Company’s website at ir.waddell.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in the definitive proxy statement on Schedule 14A in connection with the Company’s 2020 Annual Meeting of Stockholders, filed with the SEC on March 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WADDELL & REED FINANCIAL, INC.

Date: December 4, 2020	By:	/s/ Benjamin R. Clouse
Senior Vice President and Chief Financial Officer